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
EXHIBIT 10.14 2001 AMENDMENT TO EMPLOYMENT AGREEMENT OF RODNEY W. LIGHTHIPE
AMENDED EMPLOYMENT AGREEMENT

THIS AMENDED EMPLOYMENT AGREEMENT is made and entered into effective the 1st day of March 2001, by and between Conectisys, Inc., a Colorado corporation ("ConectiSys"), ("Employer"), and Rodney W. Lighthipe ("Employee").

The following amendments to the language of the terms noted are hereby amended as follows:

The amendments are effective March 1, 2001:

1.Employment and term. Employer hereby employs Employee and Employee hereby accepts employment from Employer to perform the duties set forth below, for a term of six (6) months ending September 30, 2001.

2.All other terms and conditions remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


Employee:___________________________________
         Rodney W. Lighthipe



Employer:___________________________________
         Robert A. Spigno
         CEO
         Conectisys Corp.